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                                                                  EXHIBIT 11.1


                              VIALOG CORPORATION
             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1997

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

                                                      1996         1997
                                                     ------       ------
BASIC EARNINGS PER SHARE
------------------------
   Weighted average common shares outstanding      2,088,146     2,889,005
                                                   =========     =========

DILUTED EARNINGS PER SHARE
--------------------------
   Weighted average common shares outstanding      2,088,146     2,889,005
   Common stock equivalents                              --           --
                                                   ---------     ---------
   Total                                           2,088,146     2,889,005
                                                   =========     =========



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